Exhibit 99.1

Contact: Charity Frantz
October 17, 2019	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND Announces THIRD QUARTER 2019 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and nine-month periods ended September 30, 2019.

Dividend Declared

C&N’s Board of Directors declared a regular quarterly cash dividend of $0.27 per share. The dividend is payable on November 8, 2019 to shareholders of record as of October 28, 2019. Declaration of the dividend was made at the October 17, 2019 meeting of C&N’s Board of Directors.

Merger with Monument Bancorp, Inc.

C&N’s merger with Monument Bancorp, Inc. (“Monument”) was completed April 1, 2019. Monument was the parent company of Monument Bank, a commercial bank which operated two community bank offices and one lending office in Bucks County, Pennsylvania. Total purchase consideration was $42.7 million, including 1,279,825 shares of C&N common stock issued with a value of $33.1 million and cash paid totaling $9.6 million. Holders of Monument common stock prior to the consummation of the merger held approximately 9.4% of C&N’s common stock outstanding immediately following the merger.

In connection with the merger, effective April 1, 2019, C&N recorded goodwill of $16.7 million and a core deposit intangible asset of $1.5 million. Total loans acquired on April 1, 2019 were valued at $259.3 million, while total deposits assumed were valued at $223.3 million, borrowings were valued at $111.6 million and subordinated debt was valued at $12.4 million. The subordinated debt included an instrument with a fair value of $5.4 million that was redeemed on April 1, 2019 with no realized gain or loss. C&N acquired available-for-sale debt securities valued at $94.6 million and sold the securities in early April for approximately no realized gain or loss. The assets purchased and liabilities assumed in the merger were recorded at their estimated fair values at the time of closing and may be adjusted for up to one year subsequent to the acquisition.

Merger-related expenses for the nine months ended September 30, 2019 totaled $3.8 million, including costs associated with termination of data processing contracts, conversion of Monument’s customer accounting data into C&N’s core system, severance and similar expenses, legal and other professional fees and various other costs. Management expects additional merger-related expenses associated with the Monument merger subsequent to September 30, 2019 will be insignificant.

Unaudited Financial Information

Net income was $0.39 per diluted share in the third quarter 2019 as compared to $0.27 in the second quarter 2019 and $0.45 in the third quarter 2018. For the nine months ended September 30, 2019, net income per diluted share was $1.06 as compared to $1.33 per share for the first nine months of 2018. Earnings for the nine months ended September 30, 2019 and for the second quarter 2019 were significantly impacted by the Monument acquisition, including the effects of non-recurring merger-related expenses described earlier. Further, interest income on loans acquired from Monument, partially offset by interest expense on deposits, borrowings and subordinated debt assumed, contributed to growth in C&N’s net interest income, while costs associated with the expansion contributed to an increase in noninterest expenses.

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Earnings for the third quarter 2018 and nine months ended September 30, 2018 included the benefit of a realized gain on a restricted equity security (Visa Inc. Class B stock) partially offset by the impact of a loss on available-for-sale debt securities. In the third quarter 2018, C&N recorded a pre-tax gain on Visa Class B stock of $571,000 and a pre-tax loss on available-for-sale debt securities of $2,000. In the nine months ended September 30, 2018, pre-tax realized gains on Visa Class B stock totaled $2.3 million while pre-tax realized losses on available-for-sale securities totaled $284,000.

The following table provides a reconciliation of C&N’s third quarter and September 30, 2019 year-to-date unaudited earnings results under U.S. generally accepted accounting principles (U.S. GAAP) to comparative non-U.S. GAAP results excluding Monument merger-related expenses and realized gains and losses on securities. Management believes disclosure of unaudited third quarter and nine-months ended September 30, 2019 and 2018 earnings results, adjusted to exclude the impact of these items, provides useful information to investors for comparative purposes.

RECONCILIATION OF NET INCOME AND

DILUTED EARNINGS PER SHARE TO NON-U.S.

GAAP MEASURE

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	3rd Quarter 2019				3rd Quarter 2018
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$6,403	$1,096	$5,307	$0.39	$6,697	$1,111	$5,586	$0.45
Add: Merger-Related Expenses	206	59	147		200	6	194
Less: Gain on Restricted Equity Security					(571)	(119)	(452)
Net (Gains) Losses on Available-for-Sale Debt Securities	(13)	(3)	(10)		2	0	2
Adjusted Earnings, Excluding Effect of Merger- Related Expenses, Gain on Restricted Equity Security and Net Gains and Losses on Available-for-Sale Debt Securities (Non-U.S. GAAP)	$6,596	$1,152	$5,444	$0.40	$6,328	$998	$5,330	$0.43

	9 Months Ended Sept. 30, 2019				9 Months Ended Sept. 30, 2018
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$16,816	$2,770	$14,046	$1.06	$19,561	$3,229	$16,332	$1.33
Add: Merger-Related Expenses	3,818	798	3,020		200	6	194
Less: Gain on Restricted Equity Security					(2,321)	(487)	(1,834)
Net (Gains) Losses on Available-for-sale Debt Securities	(20)	(4)	(16)		284	59	225
Adjusted Earnings, Excluding Effect of Merger- Related Expenses, Gain on Restricted Equity Security and Net Gains and Losses on Available-for-Sale Debt Securities (Non-U.S. GAAP)	$20,614	$3,564	$17,050	$1.31	$17,724	$2,807	$14,917	$1.21

(1)	Income tax has been allocated based on an income tax rate of 21%. The tax benefit associated with merger-related expenses has been adjusted to reflect the estimated nondeductible portion of the expenses.

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Additional highlights related to C&N’s third quarter and September 30, 2019 year-to-date unaudited earnings results as compared to the second quarter 2019 and comparative periods of 2018 are presented below.

Third Quarter 2019 as Compared to Second Quarter 2019

Net income was $5,307,000 in the third quarter 2019 as compared to $3,649,000 in the second quarter 2019. Excluding the impact of merger-related expenses and net securities gains, adjusted earnings for the third quarter 2019 were $5,444,000 as compared to the similarly adjusted second quarter 2019 earnings of $6,271,000. The reduction in adjusted earnings in the third quarter 2019 in comparison to the prior quarter resulted mainly from an increase in the provision for loan losses. The provision for loan losses was $1,158,000 in the third quarter 2019 as compared to a credit of $4,000 in the second quarter 2019. This increase in expense was due to a specific allowance of $678,000 related to a commercial real estate secured loan with a balance of $1,261,000 at September 30, 2019 as well as an increase in the collectively determined portion of the allowance for loan losses related mainly to loan growth. Other significant variances were as follows:

•	Net interest income increased $72,000 (0.51%) in the third quarter 2019 over the total for the second quarter 2019. Average outstanding loans increased $25.1 million (2.3% or 9.0% annualized), reflecting growth in commercial loans from C&N’s new markets in Southeastern PA and York County as well as growth in residential mortgage loans. Average total deposits increased $20.5 million, including an increase in municipal deposits mainly due to seasonal factors. The net interest margin was 3.81% for the third quarter 2019, down from 3.89% in the second quarter 2019. The average yield on earning assets decreased 0.08% while the average rate paid on interest-bearing liabilities decreased 0.01%.

•	Noninterest income of $4,963,000 in the third quarter 2019 was up $114,000 from the second quarter 2019 total. Service charges on deposit accounts increased $159,000, net gains from sales of residential mortgage loans increased $89,000 and other noninterest income increased $33,000 due primarily to an increase in dividends on Federal Home Loan Bank of Pittsburgh (FHLB) stock. These increases were partially offset by a reduction in total trust and brokerage revenues of $132,000 and a reduction in loan servicing fees, net of $89,000. The reduction in loan servicing fees resulted from a decrease in the fair value of servicing rights.

•	Noninterest expense, excluding merger-related expenses, totaled $11,486,000 in the third quarter 2019, an increase of $64,000 over the second quarter 2019 amount. Significant variances included the following:

➢	Pensions and other employee benefits expense increased $224,000 in the third quarter 2019 as expense for the second quarter was reduced by a nonrecurring credit of $201,000 for previous overpayment of claims on C&N’s partially self-insured health plan.

➢	Salaries and wages expense increased $204,000 including expenses related to staffing increases in lending and credit administration.

➢	Data processing expenses decreased $160,000, as second quarter expenses included costs associated with operating two core systems from April 1, 2019 until conversion of former Monument customer data to C&N’s core system was completed in late June.

➢	Other noninterest expense decreased $160,000, including a reduction of $112,000 in FDIC insurance expense and an adjustment to reduce over-accruals of various expenses totaling $91,000. C&N recorded a net credit for FDIC insurance of $6,000 in the third quarter 2019, including an estimated (accrued) assessment of $99,000 for third quarter offset by a credit against the previously accrued second quarter assessment of $105,000. The credit resulted from the FDIC’s Deposit Insurance Fund (DIF) reserve ratio of 1.40% at June 30, 2019 exceeding a targeted maximum of 1.38%. At September 30, 2019, C&N’s remaining balance of available credits, to be applied by the FDIC in subsequent quarters if the DIF reserve ratio exceeds the target, was $277,000.

➢	Professional fees expense decreased $89,000, including decreases in expense related to employee sales and service training and employee recruiting costs.

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Third Quarter 2019 as Compared to Third Quarter 2018

As described above, third quarter 2019 net income was $5,307,000, and excluding the impact of merger-related expenses and net securities gains, would be $5,444,000. In comparison, third quarter 2018 net income was $5,586,000, and excluding the impact of merger-related expenses and net securities gains, would be $5,330,000. Other significant variances were as follows:

•	Third quarter 2019 net interest income of $14,277,000 was $2,718,000 (23.5%) higher than the total for the third quarter 2018. Total average earning assets increased $294.3 million, including an increase in average loans outstanding of $309.9 million, reflecting the impact of the Monument acquisition and additional loan growth. Total average deposits increased $194.0 million, including deposits assumed from Monument. The net interest margin of 3.81% for the third quarter 2019 was 0.06% lower than the third quarter 2018 margin of 3.87%. The average yield on earning assets was 0.33% higher in the third quarter 2019 as compared to the same period in 2018, while the average rate paid on interest-bearing liabilities increased 0.52% between periods. The increase in average rate on interest-bearing liabilities resulted primarily from comparatively higher rates on time deposits and short-term borrowings assumed from Monument. Accretion and amortization of purchase accounting-related adjustments from marking financial instruments to fair value had a positive effect on net interest income in the third quarter 2019 of $195,000, including an increase in income on loans of $377,000 partially offset by increases in interest expense on time deposits of $137,000 and on short-term borrowings of $45,000. The net positive impact to the third quarter 2019 net interest margin from accretion and amortization of purchase accounting adjustments was 0.05%.

•	The provision for loan losses was $1,158,000 for the third quarter 2019 as compared to $60,000 in the third quarter 2018. The third quarter 2019 provision included a charge of $790,000 related to specific loans (increase in specific allowances on loans of $689,000 and net charge-offs of $101,000), and a net $368,000 charge to increase the collectively determined portion of the allowance attributable mainly to loan growth. As noted above, the provision related to specific loans included recognition of an allowance of $678,000 for one commercial loan with an outstanding balance of $1,261,000 at September 30, 2019. In comparison, the provision in the third quarter 2018 included $40,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period, and a net $20,000 related to an increase in the collectively determined allowance for loan losses.

•	Third quarter 2019 noninterest income was $501,000 higher than the third quarter 2018 total. Total trust and brokerage revenue increased $150,000, mainly from increased brokerage revenue attributable to an increase in volume. In addition, net gains from sales of residential mortgage loans increased $146,000, other noninterest income increased $109,000 primarily due to increases in dividends on FHLB stock, merchant income and credit card interchange, and service charges on deposits accounts increased $105,000.

•	Noninterest expense, excluding merger-related expenses, increased $1,853,000 in the third quarter 2019 over the third quarter 2018 amount. Significant variances included the following:

➢	Salaries and wages expense increased $1,217,000, including $863,000 from C&N’s new ventures in Southeastern PA and York County.

➢	Pensions and other employee benefits expense increased $212,000, consistent with the increases in personnel from new ventures.

➢	Other noninterest expense increased $280,000. Within other noninterest expense, advertising expenses related to rebranding efforts and other activities were $179,000 higher in the third quarter 2019 compared to third quarter 2018, and amortization of core deposit intangibles increased $73,000 in 2019 compared to 2018.

➢	Data processing expenses increased $135,000, reflecting costs related to product development efforts in connection with a fintech organization and other increases in software licensing costs.

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Nine Months Ended September 30, 2019 as Compared to Nine Months Ended September 30, 2018

Net income for the nine-month period ended September 30, 2019 was $14,046,000, or $1.06 per diluted share, while net income for the first nine months of 2018 was $16,332,000, or $1.33 per share. Excluding the impact of merger-related expenses and net securities gains, adjusted earnings for the first nine months of 2019 would be $17,050,000 or $1.31 per share as compared to similarly adjusted earnings of $14,917,000 or $1.21 per share for the first nine months of 2018. Other significant variances were as follows:

•	Net interest income was up $6,486,000 (19.2%) for the first nine months of 2019 over the same period in 2018, reflecting the benefits of growth related to the Monument acquisition. The net interest margin was 3.90% for the first nine months of 2019, up from 3.86% in 2018. The net interest margin for the first nine months of 2019 included a net positive impact from accretion and amortization of purchase accounting adjustments of 0.02%. For the first nine months of 2019, the average yield on earning assets was up 0.37% as compared to the same period in 2018, while the average rate paid on interest-bearing liabilities was up 0.46% between periods. Despite compression in the interest rate spread, the increase in the net interest margin reflected growth in average earning assets of $203.9 million, while in comparison, average interest-bearing liabilities increased $149.0 million. The excess growth in earning assets was funded mainly by an increase of $39.9 million in average noninterest-bearing demand deposits and by an increase in average stockholders’ equity (excluding accumulated other comprehensive income) of $31.7 million.

•	The provision for loan losses was $197,000 for the first nine months of 2019 as compared to $332,000 in the first nine months of 2018. The 2019 provision included a credit of $370,000 related to specific loans (net charge-offs of $249,000, less a net reduction in specific allowances on loans of $619,000), a net $481,000 charge to increase the collectively determined portion of the allowance attributable mainly to loan growth and an $86,000 increase in the unallocated allowance. In comparison, the provision in 2018 included $153,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and a net charge of $179,000 related to an increase in the collectively determined allowance for loan losses.

•	Noninterest income was $661,000 higher for the first nine months of 2019 as compared to the first nine months of 2018. Total trust and brokerage revenue increased $330,000 reflecting significant growth in brokerage revenue attributable to increased volume, interchange revenue from debit card transactions increased $184,000, service charges on deposit accounts increased $126,000, and net gains from sales of loans increased $104,000. Loan servicing fees, net, decreased $254,000, as the fair value of servicing rights decreased $312,000 in 2019 as compared to a decrease of $58,000 in 2018. The reduction in valuation of servicing fees at September 30, 2019 reflected the impact of higher assumed mortgage prepayments from lower interest rates.

•	Noninterest expense, excluding merger-related expenses, increased $4,392,000 for the nine months ended September 30, 2019 over the total for the first nine months of 2018. Significant variances included the following:

➢	Salaries and wages expense increased $2,669,000, including $1,852,000 related to C&N’s new ventures in Southeastern PA and York County.

➢	Other noninterest expense increased $1,115,000. Within other noninterest expense, expenses and net losses on other real estate properties increased $432,000, mainly due to significant costs incurred related to one commercial workout situation. Other increases within this category included increases in loan collection expenses of $270,000, advertising expense of $204,000, amortization of core deposit intangibles of $146,000, credit card operating costs of $97,000, insurance of $62,000, other taxes of $42,000 and consulting related to the overdraft privilege program of $36,000. Also, within other noninterest expense, donations expense decreased $245,000 reflecting a 2018 donation of real estate that resulted in expense of $250,000 with no similar item in 2019.

➢	Data processing expenses increased $565,000, reflecting the costs of operating two core processing systems for most of the second quarter 2019 as well as costs related to product development efforts in connection with a fintech organization and other increases in software licensing costs.

➢	Automated teller machine and interchange expense decreased $225,000, reflecting cost reductions pursuant to a renegotiated service contract.

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Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,642,587,000 at September 30, 2019, up from $1,609,685,000 at June 30, 2019 and up 27.8% from $1,285,439,000 at September 30, 2018.

•	Net loans outstanding (excluding mortgage loans held for sale) were $1,130,143,000 at September 30, 2019, up from $1,108,483,000 at June 30, 2019 and up 38.9% from $813,717,000 at September 30, 2018. In comparing outstanding balances at September 30, 2019 and 2018, total commercial loans increased $183.3 million (52.2%), total residential mortgage loans increased $130.5 million (28.7%) and total consumer loans increased $3.1 million (17.6%). At September 30, 2019, the outstanding balance of commercial loan participations with other financial entities was $58.5 million, down from $66.3 million at June 30, 2019 and $65.7 million at September 30, 2018.

•	Total nonperforming assets as a percentage of total assets was 0.86% at September 30, 2019, down from 0.95% at June 30, 2019 and 1.30% at September 30, 2018. The reduction in this ratio as compared to the level at September 30, 2018 included the impact of acquiring non-impaired loans from Monument in the second quarter 2019 along with reduced balances of loans past due 90 days or more and nonaccrual loans from C&N’s legacy portfolio. Included within nonperforming assets are loans considered impaired upon their purchase from Monument (“PCI Loans”). PCI Loans totaled $441,000 at April 1, 2019 and September 30, 2019.

•	Deposits and repo sweep accounts totaled $1,298,649,000 at September 30, 2019, up from $1,287,335,000 at June 30, 2019 and up 23.8% from $1,049,368,000 at September 30, 2018.

•	Total shareholders’ equity was $242,939,000 at September 30, 2019, up from $239,716,000 at June 30, 2019 and $189,987,000 at September 30, 2018. Within shareholders’ equity, the portion of accumulated other comprehensive income (loss) related to available-for-sale debt securities was $4,173,000 at September 30, 2019, up from $3,138,000 at June 30, 2019 and ($8,502,000) at September 30, 2018. Fluctuations in accumulated other comprehensive income (loss) related to valuations of available-for-sale debt securities have been caused by changes in interest rates.

•	Citizens & Northern Bank is subject to various regulatory capital requirements. At September 30, 2019, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements. Management expects the Bank to remain well-capitalized for the foreseeable future.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $959,215,000 at September 30, 2019, up from $948,998,000 at June 30, 2019 and up 0.7% from $952,824,000 at September 30, 2018.

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Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, an independent community bank providing complete financial, investment and insurance services through 27 full service offices located in Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron, McKean and Bucks counties in Pennsylvania and in Canisteo and South Hornell, New York. C&N also offers commercial, residential and consumer lending services through offices in York and Warminster in Pennsylvania and Elmira, New York. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on the NASDAQ Capital Market under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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